       As filed with the Securities and Exchange Commission on January 4, 1994
                                                    Registration No. 33 - -----

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                               CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                   06-1059331
(State of incorporation)                                   (I.R.S. Employer
                                                           Identification No.)

          ONE LIBERTY PLACE, 1650 MARKET ST., PHILADELPHIA, PA 19192
             (Address of Principal Executive Offices) (Zip Code)

                        SAVINGS AND INVESTMENT PLUS PLAN
              (Formerly the CIGNA EMPLOYEES MATCHED SAVINGS PLAN)
                            (Full Title of the Plan)

                                 CAROL J. WARD
                              CORPORATE SECRETARY
                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                                1650 MARKET ST.
                            PHILADELPHIA, PA  19192
                                 (215-761-1000)
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
  ===========================================================================
                        CALCULATION OF REGISTRATION FEE



- --------------------------------------------------------------------------------------------------------------------------
  Title of                                          Proposed maximum          Proposed maximum          Amount of
  Securities to be            Amount to be          offering price            aggregate                 registration
  registered                  registered            per share                 offering price            fee
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock par
  value $1.00 per             1,500,000             $ 63.50 (3)               $95,250,000 (3)           $32,846
  share (1)(2)                shares (1)(2)
- ---------------------------------------------------------------------------------------------------------------------------

(1) Securities registered hereunder include an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D, which are attached to the shares of Common Stock referenced above. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of plan interests to be offered and sold pursuant to the Savings and Investment Plus Plan (the "Plan"). No registration fee is required with respect to such securities.

(2) A prior Registration Statement on Form S-8 (Registration No. 2-76445) is currently effective with respect to securities which may be issued pursuant to the Plan, and is being incorporated herein by reference. See page 2.

(3) The offering price is estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on December 28, 1993.

                              - EXPLANATORY NOTE -


A prior registration statement on Form S-8 (Reg. No. 2-76445) relating to securities to be issued through the Plan is effective and on file with the Securities and Exchange Commission. This new Registration Statement is being filed for the principal purpose of increasing the number of shares of CIGNA Corporation Common Stock registered for issuance pursuant to the terms of Plan. As provided in General Instruction E to Form S-8, to the extent necessary to include under this Registration Statement any registered but unsold securities covered by the Plan's former registration statement, such former registration statement is incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by CIGNA Corporation ("CIGNA") or the Savings and Investment Plus Plan (the "Plan"), all in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-8323), and are incorporated herein by reference:

         (a) CIGNA's Annual Report on Form 10-K for the year ended December 31, 1992;

         (b) CIGNA's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1993;

         (c) CIGNA's Current Reports on Form 8-K dated January 21, February 16, March 4, March 31, May 3, August 2, November 1, November 19, December 14 and December 21, 1993;

         (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1992; and

         (e) The description of CIGNA's Common Stock contained in CIGNA's Registration Statement on Form 8-B dated March 22, 1982, the description of Preferred Stock Purchase Rights contained in CIGNA's Registration Statement on Form 8-A dated July 28, 1987, as amended by CIGNA's filings on Form 8 dated August 11, 1987 and March 27, 1989, and any amendment or report filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by CIGNA and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the 1,500,000 shares of Common Stock registered hereby has been passed upon by Thomas W. O'Connell, Esquire. Mr. O'Connell was a full-time employee of CIGNA at the time his opinion was delivered. As permitted by Item 8(a) of Form S-8, such opinion relates only to original issuance securities and not to securities acquired by the Plan on the open market.

         The legality of the 250,000 shares of Common Stock registered pursuant to the Plan's former registration statement on Form S-8 (Registration No. 2-76445), which registration statement has been incorporated herein by reference, has previously been passed upon by counsel to CIGNA in connection with Post-Effective Amendment No. 2 to such registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, CIGNA is empowered to indemnify its directors and officers in the circumstances therein provided.

         Under Article VI of its Bylaws, CIGNA will indemnify any director or officer of CIGNA, as well as any other persons who serve as directors or officers of any other entity at the request of CIGNA, to the extent that such persons' defense to any claim against them in such capacity is successful or to the extent that they are determined to have acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of CIGNA and, in the case of a criminal proceeding, as to which such persons had no reasonable cause to believe that such conduct was unlawful. Article VI will not provide indemnification to a director or officer who has been adjudged to be liable to CIGNA, unless a competent court shall determine that such indemnification is proper.

         CIGNA is insured against liabilities which it may incur by reason of
Article VI of its Bylaws. In addition, directors and officers are insured, at CIGNA's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Documents filed as Exhibits hereto are listed in the Exhibit Index appearing on page E-1.

         The registrant has previously submitted the Plan to the Internal Revenue Service and received a favorable determination letter. The registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

CIGNA hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CIGNA Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON THE 31ST DAY OF DECEMBER, 1993.


                               CIGNA CORPORATION


                               By /s/ CAROL J. WARD
                                  -------------------------------------
                                           Carol J. Ward
                                           Corporate Secretary


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

 Principal Executive Officer:

    *WILSON H. TAYLOR
- ----------------------------------------
     Wilson H. Taylor
     Chairman of the Board, Chief
     Executive Officer and a Director

 Principal Financial Officer:                                        Principal Accounting Officer:
    *JAMES G. STEWART                                                       *GARY A. SWORDS
 -------------------------------------                               --------------------------------
     James G. Stewart                                                        Gary A. Swords
     Executive Vice President                                                Vice President and
     and Chief Financial Officer                                             Chief Accounting Officer
                                          Directors:

       *ROBERT P. BAUMAN                                                    *GERALD D. LAUBACH
 --------------------------------------                              ---------------------------------
        Robert P. Bauman                                                     Gerald D. Laubach

       *EVELYN BEREZIN                                                      *PAUL F. OREFFICE
 -------------------------------------                               ---------------------------------
        Evelyn Berezin                                                       Paul F. Oreffice

       *ROBERT H. CAMPBELL                                                  *CHARLES R. SHOEMATE
 -------------------------------------                               ---------------------------------
        Robert H. Campbell                                                   Charles R. Shoemate

       *ALFRED C. DECRANE, JR.                                              *LOUIS W. SULLIVAN, M.D.
 -------------------------------------                               ---------------------------------
        Alfred C. DeCrane, Jr.                                               Louis W. Sullivan, M.D.

       *JAMES F. ENGLISH, JR.                                               *HICKS B. WALDRON
 -------------------------------------                               ---------------------------------
        James F. English, Jr.                                                Hicks B. Waldron

       *FRANK S. JONES                                                      *EZRA K. ZILKHA
 -------------------------------------                               ---------------------------------
        Frank S. Jones                                                       Ezra K. Zilkha

       *ROBERT D. KILPATRICK
 -------------------------------------
        Robert D. Kilpatrick
                                                                     *By /s/ CAROL J. WARD    12/31/93
                                                                         -----------------------------
                                                                             Carol J. Ward        Date
                                                                             Attorney in Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 31st day of December, 1993.


                                        SAVINGS AND INVESTMENT PLUS PLAN


                                        By:  /s/ DAVID DURHAM
                                             -----------------
                                             David Durham
                                             Plan Administrator

                                 Exhibit Index

Number            Description                               Method of Filing
- ------            -----------                               ----------------
4.1               Restated Certificate of                   Filed as Exhibit 3.1 to
                  Incorporation of CIGNA                    CIGNA Corporation's
                  Corporation as last                       Form 10-Q for the
                  amended October 2, 1990                   quarter ended September
                                                            30, 1990 and
                                                            incorporated herein
                                                            by reference.

4.2               By-Laws of CIGNA Corporation              Filed as Exhibit 4.2 to
                  as last amended and restated              CIGNA Corporation's
                  December 9, 1991                          Post-Effective
                                                            Amendment No. 1, dated
                                                            December 19, 1991, to
                                                            Form S-8 Registration
                                                            Statement No. 33-44371
                                                            and incorporated herein by
                                                            reference.

4.3               Form of Common Stock                      Filed as Exhibit 4.5 to
                  Certificate                               CIGNA Corporation's
                                                            Registration Statement
                                                            No. 33-47235 and
                                                            incorporated herein by
                                                            reference.

4.4               Description of Preferred                  Filed as Item 1 and
                  Stock Purchase Rights,                    Exhibit 1 to CIGNA
                  including the Rights                      Corporation's Form 8-A
                  Agreement dated as of                     Registration Statement
                  July 23, 1987 between                     dated July 28, 1987,
                  CIGNA Corporation and                     such Exhibit 1 amended
                  Morgan Shareholder Services               by CIGNA Corporation's
                  Trust Company                             Amendment No. 1 on
                                                            Form 8 dated August 11,
                                                            1987 and incorporated
                                                            herein by reference.

4.5               Amended description of                    Filed as Item 1 and
                  Preferred Stock Purchase                  Exhibit 2 to CIGNA
                  Rights, including the                     Corporation's Amendment
                  First Amendment to the                    No. 2 on Form 8 dated
                  Rights Agreement dated                    March 27, 1989 and
                  as of March 22, 1989 between              incorporated herein by
                  CIGNA Corporation and Morgan              reference.
                  Shareholder Services Trust
                  Company

5.1               Opinion of Counsel                        Filed herewith.
                  as to legality of
                  securities

23.1              Consent of Counsel                        Included in
                                                            Exhibit 5.1 filed
                                                            herewith.

23.2              Consent of Price Waterhouse               Filed herewith.

24.1              Powers of Attorney                        Filed herewith.

24.2              Certified Directors'                      Filed herewith.
                  Resolutions as to
                  Signing of Registration
                  Statement Pursuant to Powers
                  of Attorney

28.1              Reconciliation of Schedule P              Filed as Exhibit 29.1
                  to Total Statutory Reserves               to CIGNA Corporation's
                                                            Form 10-K for the year
                                                            ended December 31,
                                                            1992, and incorporated
                                                            herein by reference.

28.2              Schedule P                                Filed as Exhibit 29.2
                                                            to CIGNA Corporation's
                                                            Form 10-K for the year
                                                            ended December 31,
                                                            1992, and incorporated
                                                            herein by reference.





                                      E-2